Exhibit 99.1

EQUITY EXCHANGE AGREEMENT

This Equity Exchange Agreement (this “Agreement”) is entered into as of [DATE], by and between the undersigned equity holder (“Holder”), and Granite Peak Resources, LLC, a Wyoming limited liability company (“GPR”). GPR and Holder are referred to collectively in the Agreement as the “Parties,” and individually as a “Party.”

BACKGROUND

A.           Holder owns _______ shares of common stock of Standard Metals Processing, Inc., (a.k.a. Cambrian Minerals Group, Inc.) a Nevada corporation (“SMPR” or the “Company”) (the “Shares”), which Holder wishes to exchange for Preferred Membership Units of GPR (the “Units”). The Company’s shares of common stock trade on the OTC Venture Market (OTCQB).

B.           GPR desires to exchange the Units for Holder’s Shares and Holder desires to exchange the Shares for GPR’s Units upon the terms and conditions set forth in this Agreement.

AGREEMENTS

In consideration of the forgoing and the promises and agreements contained herein, the parties agree as follows:

1.            Exchange of Equity Interests. Subject to the terms and conditions hereinafter set forth, at the Closing of the transaction contemplated hereby:

(a)          Holder shall exchange, convey, transfer, and deliver to GPR certificates representing the Shares;

(b)          GPR shall issue to Holder ______ Units pursuant to the terms of GPR’s Operating Agreement, a copy of which is attached hereto as Exhibit A, to which Holder agrees to be bound, in exchange for the Shares;

(c)          The certificates representing the Company’s common stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of Holder; and

(d)        The closing of the transactions contemplated by this Agreement (“Closing”), shall take place after all executed documents including the stock certificate(s) duly endorsed for transfer or accompanied by appropriate stock transfer powers and medallion guaranteed signature(s) have been received by the Company’s transfer agent and appropriately issued Units in the name of Holder have been received by Holder.

2.            GPR’s Representations. GPR hereby represents, warrants and acknowledges and agrees with the following:

(a)          GPR has received all information GPR considers necessary or advisable to make a decision concerning the exchange of the Shares, and has had an opportunity to review all documents relating to the Company that GPR deems necessary in the decision to exchange its Units for the Shares.

(b)          GPR or GPR’s representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable GPR to utilize the information made available to GPR to evaluate the merits and risks of an investment in the Shares and to make an informed decision with respect thereto.

(c)          GPR recognizes that investment in the Shares involves substantial risks, including loss of the entire amount of such investment, has taken full cognizance of and understands all of the risks related to an exchange of the Shares. GPR further recognizes that no Federal or state agencies has made any finding or determination as to the fairness of this investment or any recommendations or endorsement of the Shares.

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(d)          GPR acknowledges that certain of the Shares are restricted and cannot be resold until they are registered or qualify for an exemption from registration.

3.            Holder’s Representations. Holder hereby represents, warrants and acknowledges and agrees with the following:

(a)          Holder owns the Shares free and clear of all adverse claims, security interests, liens, claims and encumbrances.

(b)          Holder is not a party to any agreement, written or oral, creating rights in respect to the Company’s stock in any third person or relating to the voting of the Company’s stock.

(c)          Holder or Holder’s representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable Holder to evaluate the merits and risks of an investment in GPR and to make an informed decision with respect thereto. Holder has reviewed all information and documents Holder considers necessary or advisable to make a decision concerning the exchange of the Shares for the Units, and has taken full cognizance of and understands all of the risks related to the ownership and exchange of the Shares. Holder further recognizes that no federal or state agencies have made any finding or determination as to the fairness of this investment or any recommendations or endorsement of the Units.

4.            Understandings. The Parties further acknowledge and agree as follows:

(a)          No person or entity acting on behalf, or under the authority, of the Parties is or will be entitled to any broker’s, finder’s or similar fee or commission in connection with this Agreement. The Parties hereby represent and warrant that there has been no act or omission by the Parties or the Company which would give rise to any valid claim against any of the Parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated hereby.

(b)           The obligations of GPR to exchange the Units for the Shares, and of Holder to transfer such Shares and Company to issue the Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (i) the Shares of the Company are validly issued and fully-paid; and (ii) neither Holder, the Company, nor the transfer agent will take any action to cancel or encumber the Shares or the stock certificate(s) representing the Shares.

(c)          IN MAKING A DECISION TO EXCHANGE THE SHARES FOR UNITS, THE PARTIES ARE RELYING ON THEIR OWN EXAMINATION OF THE MERITS AND RISKS INVOLVED. NEITHER THE SHARES NOR THE UNITS HAVE BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION NOR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(d)          Waiver, Amendment, Indemnification. Neither this Agreement nor any provisions hereof shall be modified, amended, discharged or terminated except by an instrument in writing, signed by the party against whom any modification, amendment, discharge or termination is sought. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same on any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement of by law or otherwise afforded, will be cumulative and not alternative.

5.            Miscellaneous.

(a)          Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, addressed to the Party at the address set forth on the signature page

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Either Party may change its address for notices under this Agreement by written notice to the other Party of such new address, delivered pursuant to this Section 5(a).

(b)          THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATION OF THE PARTIES HEREUNDER DETERMINED, IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE PARTIES; PROVIDED, HOWEVER, THAT ALL LAWS PERTAINING OR RELATING TO CORPORATE GOVERNANCE OF THE COMPANY SHALL BE CONSTRUED IN ACCORDANCE AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEVADA TO THE CORPORATE GOVERNANCE OF THE COMPANY.

(c)          In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing Party shall be entitled to be reimbursed by the opposing Party for all of the prevailing Party’s attorney’s fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

(d)          This Agreement and its exhibit(s) constitute the entire agreement among the Parties hereto with respect to the subject matter hereof. There are no promises, warranties or undertakings, other than those set forth herein. This Agreement supersedes all prior agreements and understandings among the Parties hereto with respect to the subject matter hereof.

(e)          In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction the validity, legality and enforceability of the remaining provisions or obligations, or of such provisions or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction.

Whereas, the Parties hereto have executed this Equity Exchange Agreement as of the date first above written.

Holder:	GPR:

By:	By:

Name:	Name:

Title:	Title:

Address:	Address:

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Exhibit A

Operating Agreement

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